UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 6, 2008

Date of Report (Date of earliest event reported)

  TRUE PRODUCT ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29249	16-1499611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

      1615 Walnut Street, 3rd Floor

Philadelphia, PA 19103

 (Address of principal executive offices)

(215) 972-1601

(Registrant’s telephone number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective May 6, 2008, our Board of Directors dismissed Rotenberg & Co., LLP (“Rotenberg”)  as its independent registered public accounting firm and retained  the accounting firm of Jewett, Schwartz, Wolfe & Associates (“JSWA”) as its new independent registered public accounting firm.  The primary reason for the change is that JSWA has a working relationship with the Registrant’s current counsel and financial personnel.

Rotenberg’s report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change our accountants was recommended and approved by our Board of Directors on May 6, 2008.

During our most recent two fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with Rotenberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On May 6, 2008 we engaged JSWA as our new principal independent registered accounting firm to audit our financial statements for the fiscal year ended December 31, 2008.  Our Board of Directors recommended and approved the engagement of JSWA.

During the Company’s fiscal years ended December 31, 2006 and 2005 and through May 6, 2008, we did not consult JSWA with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Attached as Exhibit 16.1 to this Current Report on Form 8-K is a copy of the letter from Rotenberg dated May 20, 2008 confirming the statements herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with Item 601 of Regulation S-B:

EXHIBIT INDEX

Exhibit No.

Description

16.1

Letter dated May 20, 2008 from Rotenberg & Co., LLP, confirming disclosures in May 20, 2008 Form 8-K (change in auditors)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2008

TRUE PRODUCT ID, INC.

By:

/s/ Wilson W. Hendricks III

Name:

  Wilson W. Hendricks III

Title:     Chief Executive Officer

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